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                                                                     EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
DATAFLEX CORPORATION

       We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated May 21, 1997, relating to the financial statements of Dataflex Corporation, which appears in such Prospectus. We also consent to the use of our report dated May 21, 1997, relating to the Financial Statement Schedule for the last three years ended March 31, 1997 listed under Schedule II. We also consent to the references to us under the headings "Experts" in such Prospectus.




 /s/ PRICE WATERHOUSE, LLP
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PRICE WATERHOUSE LLP



Tampa, Florida
October 22, 1997